UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2004

STRATABASE
(Exact name of Registrant as Specified in its Charter)

Nevada	333-85011	88-0414964
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

34595 3rd Ave., Suite 101, Abbotsford, BC, Canada	V2S.8B7
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 504-5811

Item 5. Other Events and Regulation FD Disclosure.

The Special Meeting of Stockholders of Stratabase (the “Company”) was held August 17, 2004 at the offices of David Lubin & Associates. As previously disclosed, the purpose of the meeting was to vote upon a proposal to change the incorporation of the Company from Nevada to Canada.

The Company received proxies representing 68.6% of the issued and outstanding share capital of the capital. Approximately 67.89% of the proxies voted in favor of the plan of conversion. Accordingly, the Company will file the Articles of Conversion in Nevada and obtain a Certificate of Continuance by the Director of Business Corporations. Upon the effectiveness of such filings, instead of being subject to the corporate laws of Nevada, the Company will be subject to the Canada Business Corporations Act.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATABASE

Dated: August 17, 2004	By: /s/ Trevor Newton Trevor Newton President and Chief Executive Officer